SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 9, 2001


                             Natural Solutions Corporation
                 (Exact name of registrant as specified in its charter)


      Nevada                        000-28155                  88-0367024
 ---------------------------  --------------------------   --------------------
(State or other jurisdiction    Commission File Number        (IRS Employer
     of incorporation)                                      Identification No.)


100 Volvo Parkway, Suite 200, Chesapeake, Virginia                     23320
----------------------------------------------------                ------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (757) 548-4242

ITEM 5.  Other Events
         ------------

On August 9, 2001, the Company made the following announcement.


                     NATURAL SOLUTIONS PUTS ROADBIND ON HOLD

  Chesapeake, Virginia 8/09/01; Natural Solutions Corporation (OTC BB: ICEB).
--------------------------------------------------------------------------------

Lowell W. Morse, Natural Solutions Corporation's newly appointed President, announced today that the Company has put on hold its expansion efforts into the dust suppression market in order to refocus its attention on its Ice Ban(R) product. In the opinion of the Board of Directors of the Company, this line holds substantially higher profit potential with the introduction of new and improved de-icing products, which fully meet the most stringent environmental regulations in all fifty states. Mr. Morse stated, "I look forward to a substantial increase in sales this fiscal year with the improved Ice Ban(R) products."

Mr. Morse, a business leader with experience in banking, land development, and corporate organization was elected President of the corporation during the July 25, 2001 meeting of the board of directors.

The statements in this release regarding future results of operations are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based upon reliable assumptions, it can give no assurance that its expectations will be obtained. The Company disclaims any intent or obligation to update these forward-looking statements.



SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    Natural Solutions  Corporation (Registrant)

Date: August 17, 2001               By: /s/ Lowell W. Morse
                                       ----------------------------------------
                                                     President

                                    By: /s/ Michael D. Klansek
                                       ----------------------------------------
                                         Treasurer and Chief Financial Officer